Exhibit 10.8

LICENSE AGREEMENT

This agreement (“Agreement”) is entered into as of the date of last signature (the “Effective Date”) by and between Lupa Bio, Inc. a Delaware corporation having an address at 320 Acacia Avenue, Unit G, Carlsbad, California 92008 (“LICENSEE”) and The Regents of the University of California, a California public corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Office of Innovation and Commercialization, Mail Code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UC SAN DIEGO”).

BACKGROUND

A. The inventions disclosed in Exhibit A (“Inventions”) were made in the course of research at UC SAN DIEGO by Dr. Lars Bode and his associates (hereinafter and collectively, the “Inventors”), are related to the therapeutic application of 3’-sialyllactose (“3’SL”) and are covered by Patent Rights as defined below.

B. LICENSEE is desirous of obtaining an exclusive license to Patent Rights from UNIVERSITY for commercial development, use, and sale of the Invention, and the UNIVERSITY is willing to grant such rights.

C. WHEREAS, the research was sponsored in part by the Government of the United States of America and as a consequence this license is subject to overriding obligations to the Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations.

The parties agree as follows:

ARTICLE 1 DEFINITIONS

The terms, as defined herein, have the same meanings in both their singular and plural forms.

1.1 “Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly Controls or is Controlled by or is under common control with LICENSEE. “Control” means (i) having the actual, present capacity to elect a majority of the directors of such entity; (ii) having the power to direct at least [***] percent ([***]%) of the voting rights entitled to elect directors; or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2 “Field” means Therapeutic Products as defined below. As express clarification, this Field does not include Medical Food as defined below.

1.3 “Licensed Method” means any method that uses Technology or is claimed in Patent Rights (as defined below), the use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within Patent Rights.

1.4 “Licensed Product” means any service, composition or product that uses Technology or which is composed of or incorporates, or is directly or indirectly discovered, developed and/or identified using, the Invention or that is claimed in Patent Rights, or the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement, an inducement to infringe or contributory infringement, of any pending or issued claim within the Patent Rights.

1.5 “Medical Food” means Licensed Products that fall within the definition of “medical food” as defined in 21 U.S.C. § 360ee (b) (3).

1.6 “Net Sales” means the total of the [***].

1.7 “Patent Costs” means [***].

1.8 “Patent Rights” means UNIVERSITY’s rights in the claims of any of the following: the patents and patent applications filed on the Inventions and listed in Exhibit B; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to the extent the claims thereof are entirely supported in the specification and entitled to the priority date of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

1.9 “Sponsor’s Rights” means all the applicable provisions of any license to the United States Government executed by UNIVERSITY and the overriding obligations to the Federal Government under 35 U.S.C. §§ 200-212 and applicable governmental implementing regulations.

1.10 “Sublicense” means an agreement into which LICENSEE enters with a third party that is not an Affiliate for the purpose of (a) granting certain rights; (b) granting an option to certain rights; or (c) forbearing the exercise of any rights, granted to LICENSEE under this Agreement. “Sublicensee” means a third party with whom LICENSEE enters into a Sublicense.

1.11 “Sublicense Fees” means all [***] received by LICENSEE from its Sublicensees in consideration for the grant of a Sublicense, but excluding:

[***].

1.12 “Technology” means the confidential technical information relating to the Inventions which the Inventors may provide to LICENSEE during the Term of this Agreement.

1.13 “Term” means the period of time beginning on the Effective Date and ending on the expiration date of the longest-lived Patent Rights.

1.14 “Territory” means worldwide where Patent Rights exist, and to the extent this Agreement may legally be granted.

1.15 “Therapeutic Products” means products that are Licensed Products that are considered drugs pursuant to the definition of “drug” in 21 U.S.C. § 321(g)(1) or comprises a formulation, prodrug or derivative of 3’SL that would be considered a “drug” pursuant to the definition in 21 U.S.C. § 321(g)(1).

ARTICLE 2 GRANTS

2.1 License. Subject to the limitations set forth in this Agreement and Sponsor Rights and to the extent that it may lawfully do so, UNIVERSITY hereby grants to LICENSEE an exclusive license in the Field under Patent Rights (i) to make, use, sell, offer for sale, and import Licensed Products, (ii) to practice Licensed Methods and (iii) to use Technology within the Territory and during the Tenn. LICENSEE may extend such license to its AFFILIATES, provided that LICENSEE will be responsible for such AFFILIATES.

2.2 Sublicense.

(a) The license granted in Paragraph 2.1 includes the right of LICENSEE to grant Sublicenses to third parties during the Term but only for as long as the license to Patent Rights is exclusive.

(b) With respect to Sublicense granted pursuant to Paragraph 2.2(a), LICENSEE shall:

(i) not receive, or agree to receive, anything of value in lieu of cash as consideration from a third party under Sublicense without the express written consent of UNIVERSITY;

(ii) to the extent applicable, include all of the rights of and obligations due to UNIVERSITY (and, if applicable, the sponsor’s rights) and contained in this Agreement;

(iii) promptly provide UNIVERSITY with a copy of each Sublicense issued; and

(iv) collect and guarantee payment of all payments due, directly or indirectly, to UNIVERSITY from Sublicensees and summarize and deliver all reports due, directly or indirectly, to UNIVERSITY from Sublicensees.

(c) Upon termination of this Agreement for any reason, UNIVERSITY, at its sole discretion, shall determine whether LICENSEE shall cancel or assign to UNIVERSITY any and all Sublicenses. For the avoidance of doubt, AFFILIATES’ rights extended by LICENSEE also terminate upon termination of this Agreement.

2.3 Reservation of Rights. UNIVERSITY reserves the right to:

(a) use the Inventions, Technology and Patent Rights for educational and research purposes;

(b) publish or otherwise disseminate any information about the Inventions, Technology and Patent Rights at any time; and

(c) allow other nonprofit institutions to use, publish, or otherwise disseminate any information about Inventions, Technology and Patent Rights for educational and research purposes.

ARTICLE 3 CONSIDERATION

3.1 Fees and Royalties. The parties hereto understand that the fees and royalties payable by LICENSEE to UNIVERSITY under this Agreement are partial consideration for the license granted herein to LICENSEE under Technology and Patent Rights. LICENSEE shall pay UNIVERSITY:

(a) a license issue fee of ten thousand dollars (US$10,000) to be paid within thirty (30) days after the Effective Date.

(b) license maintenance fees of [***] dollars (US[***]) per [***] and payable on the [***] of the Effective Date and [***] thereafter on each [***] for the first [***]; license maintenance fees of [***] dollars (US[***]) per [***] on the [***], [***] of the Effective Date and license maintenance fees of [***] [***] dollars (US[***]) per [***] and payable on the [***] of the Effective Date and [***] thereafter on each [***] provided however, that LICENSEE’s obligation to pay this fee shall end on the date when LICENSEE is commercially selling a Licensed Product.

(c) LICENSEE shall pay UNIVERSITY the milestone payment as described in Exhibit C.

(d) an earned royalty of [***] percent ([***]%) on Net Sales of Licensed Products (with [***] for stacking and [***] for combination products); and a [***] percent ([***]%) royalty on sales of Licensed Products that utilize Technology, but not Patent Rights by LICENSEE, Sublicensees, and/or Affiliates;

(e) [***] percent ([***]%) of all Sublicense fees received by LICENSEE from its Sublicensees that are not earned royalties.

All fees and royalty payments specified in Paragraphs 3.1(a) through 3.1(e) above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to UNIVERSITY as noted in Paragraph 10.1.

3.2 Patent Costs. LICENSEE shall reimburse UNIVERSITY for all past Patent Costs (prior to the Effective Date) in accordance to an arrangement to be agreed between the parties, as described in Exhibit B. Past Patent Costs are approximately two thousand three hundred dollars (US$2,300) as of the Effective Date. LICENSEE shall reimburse UNIVERSITY all future (on or after the Effective Date) Patent Costs incurred during the Term and in the Territory within thirty (30) days following the date an itemized invoice is sent from UNIVERSITY to LICENSEE.

3.3 Due Diligence.

(a) LICENSEE shall, either directly or through its Affiliate(s) or Sublicensee(s):

(i) diligently develop, manufacture, and sell Licensed Products using commercially reasonable efforts; however, in no instance shall LICENSEE [***]; and

(ii) achieve the milestones described in Exhibit D:

(b) If LICENSEE fails to perform any of its obligations specified in Paragraphs 3.3(a)(i)- (ii), then UNIVERSITY shall have the right and option to either terminate this Agreement or change LICENSEE’s exclusive license under Patent Rights to a nonexclusive license in accordance with Article 7 of this Agreement This right, if exercised by UNIVERSITY, supersedes the rights granted in Article 2.

ARTICLE 4 REPORTS, RECORDS AND PAYMENTS

4.1 Reports.

(a) Progress Reports.

Beginning [***] after the Effective Date and within [***] after the end of each of LICENSEE’s fiscal years, Licensee shall furnish UNIVERSITY with a written report on the progress of its efforts during the immediately preceding fiscal year to develop and commercialize Licensed Products. The report shall provide a discussion, [***], of intended efforts and sales projections for the Licensed Products for the year in which the report is submitted. LICENSEE’s fiscal year begins on January 1st.

(b) Royalty Reports.

After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to UNIVERSITY [***] royalty reports on or before [***] of each year. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed calendar year and shall show:

(i) the date of first commercial sale of a Licensed Product in each country;

(ii) the gross sales, deductions as provided in Paragraph 1.4 (Net Sales), and Net Sales during the most recently completed calendar year and the royalties, in US dollars, payable with respect thereto;

(iii) the number of each type of Licensed Product sold;

(iv) Sublicense fees and royalties received during the most recently completed calendar year in US dollars, payable with respect thereto;

(v) the method used to calculate the royalties; and

(vi) the exchange rates used.

If no sales of Licensed Products have been made and no Sublicense revenue has been received by LICENSEE during any reporting period, LICENSEE shall so report. The reports referred to in this Paragraph 4.1(b) should be marked with the following title and case number: “License Agreement between UC SAN DIEGO and Oxitope, Inc. for case SD2005-037.” Reports shall be submitted as an attachment to UC SAN DIEGO’s email address: oic-reports@ucsd.edu.

4.2 Records & Audits.

(a) LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, sold, offered for sale, and imported and Sublicense fees received under this Agreement. Such records shall be retained by LICENSEE for at least five (5) years following a given reporting period.

(b) All records shall be available during normal business hours for inspection at the expense of UNIVERSITY by UNIVERSITY’s Internal Audit Department or by a Certified Public Accountant selected by UNIVERSITY and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to UNIVERSITY any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that any such inspection shows an under reporting and underpayment in excess of [***] percent ([***]%) for any [***] period, then [***]. For underpayment not in excess of [***] percent ([***]%) for any [***] period, [***].

4.3 Payments.

(a) All fees, reimbursements and royalties due UNIVERSITY shall be paid in United States dollars and all checks shall be made payable to “The Regents of the University of California”, referencing “UC SAN DIEGO OIC”, and sent to UNIVERSITY according to Paragraph 10.1 (Correspondence).

(b) Royalty Payments.

(i) Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.

(ii) LICENSEE shall pay earned royalties annually on or before [***] of each calendar year. Each such payment shall be for earned royalties accrued within LICENSEE’s most recently completed calendar year.

(iii) LICENSEE shall not collect royalties from, or cause to be paid on Licensed Products sold to the account of the US Government or any agency thereof as provided for in the license to the US Government.

(c) Late Payments. In the event royalty, reimbursement and/or fee payments are not received by UNIVERSITY when due, LICENSEE shall pay to UNIVERSITY interest charges at a rate of [***] percent ([***]%) per year. Such interest shall be calculated from the date payment was due until actually received by UNIVERSITY.

(d) Taxes. Taxes imposed by any governmental agency on any payments to be made to UNIVERSITY by LICENSEE hereunder shall be paid by [***].

ARTICLE 5 PATENT MATTERS

5.1 Patent Prosecution and Maintenance.

(a) Provided that LICENSEE has reimbursed UNIVERSITY for Patent Costs pursuant to Paragraph 3.2, UNIVERSITY shall diligently prosecute and maintain the United States and, if available, foreign patents, and applications in Patent Rights using counsel [***]. For purposes of clarity, if LICENSEE is not current in reimbursing UNIVERSITY for such Patent Costs, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement or to further prosecute Patent Rights or file any new patent applications under Patent Rights. UNIVERSITY shall provide LICENSEE with copies of all relevant documentation relating to such prosecution and LICENSEE shall keep this documentation confidential. The counsel shall take instructions only from UNIVERSITY, and all patents and patent applications in Patent Rights shall be assigned solely to UNIVERSITY. UNIVERSITY shall take into consideration any actions recommended by LICENSEE to protect the Licensed Products contemplated to be sold by LICENSEE under this Agreement. UNIVERSITY shall in any event control all patent filings and all patent prosecution decisions and related filings (e.g., responses to office actions) shall be at UNIVERSITY’s final discretion (prosecution includes, but is not limited to, interferences, oppositions and any other inter partes or ex parte matters originating in a patent office).

(b) Should LICENSEE elect to terminate its reimbursement obligations with respect to any patent application or patent in Patent Rights, LICENSEE shall have no further license with respect to such Patent Rights under this Agreement. Non-payment of any portion of Patent Costs with respect to any application or patent may be deemed by UNIVERSITY as an election by LICENSEE to terminate its reimbursement obligations with respect to such application or patent. UNIVERSITY is not obligated at any time to file, prosecute, or maintain Patent Rights in a country, where, for that country’s patent application or patent LICENSEE is not paying Patent Costs, or to file, prosecute, or maintain Patent Rights to which LICENSEE has terminated its license hereunder.

(c) For joint inventions that would lead to joint patent rights, LICENSEE will be responsible for drafting, filing, and all costs of each application using the counsel of its choice. Inventors and LICENSEE will provide written notice of any joint inventions and LICENSEE’s intent to file to UNIVERSITY. Additionally, LICENSEE will provide to UNIVERSITY any draft application for review and will take into consideration any actions recommended by UNIVERSITY or its counsel.

5.2 Patent Infringement.

(a) If UC SAN DIEGO (based on actual knowledge of the licensing professional responsible for administering this Invention) or LICENSEE learns of potential infringement of commercial significance of any patent licensed under this Agreement, the knowledgeable party promptly will inform the other party of the infringement and provide evidence of infringement available to the knowledgeable party (“Infringement Notice”). In a jurisdiction where LICENSEE has exclusive rights under this Agreement, neither UNIVERSITY nor LICENSEE will notify a third party (including the infringer) of infringement or put such third party on notice of the existence of any Patent Rights without first obtaining consent of the other. UNIVERSITY and LICENSEE agree to discuss and determine how best to proceed. If LICENSEE notifies a third party of infringement or puts such third party on notice of the existence of any Patent Rights regarding such infringement without first obtaining the written consent of UNIVERSITY and UNIVERSITY is sued for declaratory judgment (or its equivalent), UNIVERSITY will have the right to terminate this Agreement immediately, notwithstanding Paragraph 7.1. UNIVERSITY and LICENSEE will use diligent efforts to cooperate with each other to terminate such infringement without litigation. If such infringement has not ended within [***] days of the effective date of the Infringement Notice, then LICENSEE may initiate suit; and, if such infringement has not ended within [***] days of the effective date of the Infringement Notice, and LICENSEE has not initiated suit, then UNIVERSITY may initiate suit.

(b) Notwithstanding the foregoing: (1) UNIVERSITY may not be joined in any suit without its prior written consent; (2) LICENSEE may not admit liability or wrongdoing on behalf of UNIVERSITY without its prior written consent; (3) Each party will cooperate with the other in litigation initiated under Paragraph 5.2, but at the expense of the party who initiated the suit; (4) If UNIVERSITY is joined in any suit under Paragraph 5.2, LICENSEE will pay all of UNIVERSITY’s costs; (5) If UNIVERSITY is a party to a suit under Paragraph 5.2, then the recovery to UNIVERSITY will be greater than or equal to [***] percent ([***]%) of net recoveries; (6) Any agreement made by LICENSEE for purposes of settling litigation or other dispute regarding Patent Rights will comply with the requirements of Paragraph 2.2 (Sublicense); and (7) If LICENSEE or UC SAN DIEGO (but not both) sues a third party for infringement of Patent Rights, then the non-suing party may not thereafter sue such infringer for the acts of infringement raised in the suit.

5.3 Patent Marking.

LICENSEE shall mark all Licensed Products made, used, sold, offered for sale, or imported under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws. LICENSEE shall be responsible for all monetary and legal liabilities arising from or caused by (a) failure to abide by applicable patent marking laws and (b) any type of incorrect or improper patent marking.

ARTICLE 6 EXPORT CONTROL AND REGISTRATION

6.1 Export Control. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.

6.2 Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.

6.3 Preference for United States Industry. If LICENSEE sells a Licensed Product in the US, LICENSEE shall manufacture said product substantially in the US, as required under 35 U.S.C. §§ 204 and applicable regulations.

ARTICLE 7 TERMINATION OR EXPIRATION OF THE AGREEMENT

7.1 Termination by UNIVERSITY.

(a) If LICENSEE fails to perform or violates any term of this Agreement, then UNIVERSITY may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the default within sixty (60) days of the Notice of Default,

UNIVERSITY may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of UNIVERSITY. During the term of any such Notice of Default or period to cure, to the extent the default at issue is a failure to pay past or ongoing Patent Costs as provided for under this Agreement, UNIVERSITY shall have no obligation to incur any new Patent Costs under this Agreement and shall have no obligation to further prosecute Patent Rights or file any new patents under Patent Rights.

(b) This Agreement will terminate immediately, without the obligation to provide sixty (60) days’ notice as set forth in Paragraph 7.1(a), if LICENSEE files a claim including in any way the assertion that any portion of UNIVERSITY’s Patent Rights is invalid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE.

7.2 Termination by LICENSEE.

(a) LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a ninety (90)-day written notice to UNIVERSITY. Said notice shall state LICENSEE’s reason for terminating this Agreement.

(b) Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to UNIVERSITY or action by LICENSEE prior to the time termination becomes effective. Termination shall not affect in any manner any rights of UNIVERSITY arising under this Agreement prior to termination.

7.3 Survival on Termination or Expiration. The rights and obligations under Paragraphs and Articles 3.1(a) (license issue fee), 4 (Reports, Records and Payments), 8 (Limited Warranty and Indemnification), 9 (Use of Names and Trademarks), 10.2 (Secrecy), and 10.5 (Failure to Perform) shall survive the termination or expiration of this Agreement.

ARTICLE 8 LIMITED WARRANTY AND INDEMNIFICATION

8.1 No Warranty.

(a) The license granted herein and the associated Technology are provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. UNIVERSITY makes no representation or warranty that the Licensed Product or the use of Patent Rights or Technology will not infringe any other patent or other proprietary rights.

UNIVERSITY WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ALSO, UNIVERSITY WILL NOT BE LIABLE FOR ANY DIRECT DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, JOINT VENTURES, OR AFFILIATES ARISING OUT OF OR RELATED TO PATENT RIGHTS TO THE EXTENT ASSIGNED, OR OTHERWISE LICENSED, BY UNIVERSITY’S INVENTORS TO THIRD PART I I-,S.

(b) Nothing in this Agreement shall be construed as:

(i) a warranty or representation by UNIVERSITY as to the validity, enforceability, or scope of any Patent Rights;

(ii) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;

(iii) an obligation to bring or prosecute actions or suits against third parties for patent infringement or misappropriation of Technology except as provided in Paragraph 5.2 hereof;

(iv) conferring by implication, estoppel or otherwise any license or rights under any patents of UNIVERSITY other than Patent Rights, or any Technology, regardless of whether those patents are dominant or subordinate to Patent Rights;

(v) an obligation to furnish any know-how not provided in Patent Rights and Technology;

(vi) an obligation to update Technology.

8.2 Indemnification and Insurance.

(a) LICENSEE will, and will require Sublicensees to, indemnify, hold harmless, and defend UNIVERSITY and its officers, employees, and agents; the sponsors of the research that led to the Invention; and inventors of patents or patent applications under Patent Rights, and their employers; against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from, or arising out of, the exercise of this license or any Sublicense. This indemnification will include, but will not be limited to, any product liability.

(b) LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance as follows:

(i) immediately prior to LICENSEE commencing development operations until immediately prior to administration of Licensed Product to humans, comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (A) each occurrence, [***] dollars (US$[***]); (B) products/completed operations aggregate, [***] dollars (US$[***]); (C) personal and advertising injury, [***] dollars (US$[***]); and (D) general aggregate (commercial form only), [***] dollars (US$[***] ). If the above insurance is written on a claims-made form, it shall continue for [***] following termination or expiration of this Agreement. The insurance shall have a retroactive date of placement prior to or coinciding with the Effective Date; and

(ii) immediately prior to and after first administration of Licensed Product to humans, comprehensive or commercial general liability insurance (contractual liability included) with limits of at least (A) each occurrence, [***] dollars (US$[***]); (B) products/completed operations aggregate, [***] dollars (US$[***]); (C) personal and advertising injury, [***] dollars (US$[***]); and (D) general aggregate (commercial form only), [***] dollars (US$[***]). If the above insurance is written on a claims-made form, it shall continue for [***] following termination or expiration of this Agreement.

(iii) Worker’s Compensation as legally required in the jurisdiction in which the LICENSEE is doing business; and

(iv) the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.

(c) LICENSEE shall, upon request, furnish UNIVERSITY with certificates of insurance showing compliance with all requirements. Such certificates shall: (i) provide for [***] days’ advance written notice to UNIVERSITY of any modification; (ii) indicate that UNIVERSITY has been endorsed as an additionally insured party under the coverage referred to above; and (iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by UNIVERSITY.

(d) UNIVERSITY shall notify LICENSEE in writing of any claim or suit brought against UNIVERSITY in respect of which UNIVERSITY intends to invoke the provisions of this Article. LICENSEE shall keep UNIVERSITY informed on a current basis of its defense of any claims under this Article. LICENSEE will not settle any claim against UNIVERSITY without UNIVERSITY’s written consent, where (a) such settlement would include any admission of liability or wrongdoing on the part of UNIVERSITY or other indemnified party, (b) such settlement would impose any restriction on UNIVERSITY/indemnified party’s conduct of any of its activities, or (c) such settlement would not include an unconditional release of UNIVERSITY/indemnified party from all liability for claims that are the subject matter of the settled claim.

ARTICLE 9 USE OF NAMES AND TRADEMARKS

9.1 Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of UNIVERSITY by LICENSEE without prior written approval by UNIVERSITY (including contraction, abbreviation or simulation of any of the foregoing).

9.2 LICENSEE hereby grants permission for UNIVERSITY (including UC SAN DIEGO) to include LICENSEE’s name and a link to LICENSEE’s website in UNIVERSITY’s and UC SAN DIEGO’s annual reports and on UNIVERSITY’s (including UC SAN DIEGO’s) websites that showcase innovation and commercialization stories.

ARTICLE 10 MISCELLANEOUS PROVISIONS

10.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a) on the date of delivery if delivered in person,

(b) five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party, or

(c) upon confirmation by recognized national overnight courier, confirmed facsimile transmission, or confirmed electronic mail, to the following addresses or facsimile numbers of the parties.

If sent to LICENSEE:

Lupa Bio, Inc.

320 Acacia Avenue, Unit G

Carlsbad, California 92008

Attention: [***]

Phone: [***]

Email: [***]

If sent to UNIVERSITY by mail:

University of California, San Diego

Office of Innovation and Commercialization

9500 Gilman Drive, Mail Code 0910

La Jolla, CA 92093-0910

Attention: Director

If sent to UNIVERSITY by overnight delivery:

University of California, San Diego

Office of Innovation and Commercialization

10300 North Torrey Pines Road

Torrey Pines Center North, Third Floor

La Jolla, CA 92037

Attention: Director

10.2 Secrecy.

(a) “Confidential Information” shall mean information, including Technology, relating to the Invention and disclosed by UNIVERSITY to LICENSEE during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within thirty (30) days of such disclosure be reduced to writing by UNIVERSITY and sent to LICENSEE.

(b) LICENSEE shall:

(i) use the Confidential Information for the sole purpose of performing under the terms of this Agreement;

(ii) safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;

(iii) not disclose Confidential Information to others (except to its employees, agents or consultants who are bound to LICENSEE by a like obligation of confidentiality) without the express written permission of UNIVERSITY, except that LICENSEE shall not be prevented from using or disclosing any of the Confidential Information that:

(A)	LICENSEE can demonstrate by written records was previously known to it;

(B)	is now, or becomes in the future, public knowledge other than through acts or omissions of LICENSEE;

(C)	is lawfully obtained by LICENSEE from sources independent of UNIVERSITY; or

(D)	is required to be disclosed by law or a court of competent jurisdiction.

(c) The secrecy obligations of LICENSEE with respect to Confidential Information shall continue for a period ending [***] years from the termination date of this Agreement.

(d) Notwithstanding the foregoing, UNIVERSITY may disclose to the Inventors, senior administrators employed by UNIVERSITY, and individual Regents the terms and conditions of this Agreement upon their request. If such disclosure is made, UNIVERSITY shall request the individuals not disclose such terms and conditions to others. UNIVERSITY may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but UNIVERSITY shall not disclose the negotiable financial teams of this Agreement to third parties, except where UNIVERSITY is required by law to do so, such as under the California Public Records Act.

10.3 Assignability. This Agreement may be assigned by UNIVERSITY, but is personal to LICENSEE and assignable by LICENSEE only with the written consent of UNIVERSITY, not to be unreasonably withheld, and LICENSEE may only assign this Agreement to an acquirer of all, or substantially all, of the business assets of LICENSEE, providing that (a) such acquirer agrees in writing to be bound by the terms hereof, and (b) prior to such assignment LICENSEE shall pay UNIVERSITY an assignment fee (“Assignment Fee”) according to the total acquisition price:

Total acquisition price	Assignment Fee

[***]	[***]

[***]	[***]

[***]	[***]

10.4 No Waiver. No waiver by either party of any breach or default of any agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5 Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorneys’ fees in addition to costs and necessary disbursements.

10.6 Governing Laws. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of the patent or patent application.

10.7 Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.

10.8 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9 Entire Agreement. This Agreement, including Exhibits A and B, embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

10.10 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

10.11 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

LUPA BIO, INC.:			THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

By:	/s/ Alexander Martinez	By:	/s/ Ruben Flores
	(Signature)		(Signature)
Name:	Alexander Martinez	Ruben Flores, Ph.D.
Title:	CEO & Co-Founder	Director of Commercialization

Date:	10/9/18	Date:	10/10/2018

Exhibit A — Inventions

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Exhibit B — Patents

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Exhibit C — Milestone Payments

Therapeutic Products

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Exhibit D— Due Diligence Milestones

Therapeutic Products

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